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                                      LEASE

               THIS AGREEMENT ("Lease") is made as of ____________________, 2000, by and between EASTLAND SHOPPING CENTER LLC, a Delaware limited liability company, having its principal office at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, 90025-1748 ("Landlord") and Chicago Pizza & Brewery, Inc., a California corporation, having its principal office at 26131 Marguerite Pkwy., Suite A, Mission Viejo, California, 92692 ("Tenant").

                              PRELIMINARY STATEMENT

                  In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, a portion of the land located in a shopping center development (the "Center") known as Westfield Shoppingtown Eastland, located in West Covina, California (which shopping center is legally described in Exhibit A, attached hereto and made a part hereof and shown on the site plan attached hereto as Exhibit B and made a part hereof), designated as "Tenant's Site" on Exhibit B ("Tenant's Site"), for remodeling thereof of an existing building consisting of approximately 12,000 square feet of Floor Area (collectively "Tenant's Building") and all rights, privileges, benefits, rights of way, easements and appurtenances which are herein or hereafter granted to Tenant or which are otherwise appurtenant thereto (all collectively hereinafter referred to as the "Premises").

                                    ARTICLE I

                               CERTAIN DEFINITIONS

As used in this Lease, the following terms have the following respective meanings:

         SECTION 1.01.     INTENTIONALLY DELETED

         SECTION 1.02. COMMON AREA. The term "Common Area" means all areas within the boundaries of the Center that presently are or will be made available from time to time for the non-exclusive use, convenience and benefit of all "Occupants", as defined in Section 1.09, and their respective "Permittees", as defined in Section 1.12.

         Among other things, Common Area shall include: (i) the "Parking Area", as defined in Section 1.11; (ii) sidewalks and walkways; (iv) landscaped and planted areas; (v) all curbs and lighting standards, traffic and directional signs and traffic striping and markings located within the Center; and (vi) all utility and sewer lines and systems and other facilities serving the Center, excluding those which specifically serve the Premises.

         SECTION 1.03. FLOOR AREA. The term "Floor Area" as used in this Lease means with respect to the Premises 12,000 square feet, and with respect to any other leasable area in the Center the aggregate number of square feet of floor space of all floor levels therein, including any mezzanine space, measured from
(i) the outside faces of all perimeter walls thereof other than any party wall separating such premises from other leasable premises, (ii) the center lines of any such party wall, (iii) the outside face of any interior wall, and (iv) the building and/or leaseline adjacent to any entrance to such premises.

         SECTION 1.04. INSURANCE REQUIREMENTS. The term "Insurance Requirements" means all orders, rules, regulations and requirements of the applicable board of fire underwriters, if any, or of any other board exercising similar functions, and the requirements of all policies of insurance required to be carried by Tenant or Landlord under this Lease, now or hereafter applicable to the Premises or the Center, as the case may be.

         SECTION 1.05. LANDLORD'S FISCAL YEAR. The term "Landlord's Fiscal Year" shall mean a period of twelve (12) full consecutive calendar months, presently a period from January 1 - December 31, a so-called "calendar year", which period Landlord may modify from time to time.


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         SECTION 1.06. LEASE TERM. The term "Lease Term" shall mean the period from the Opening Date to the expiration of the "Initial Term", as defined in
Section 3.01. "Lease Term" shall also be deemed to include any "Option Period(s)", as defined in Section 3.02, as to which Tenant's option to extend the term hereof has been properly exercised.

         SECTION 1.07. LEASE YEAR. The term "Lease Year" shall mean each successive period of twelve (12) consecutive calendar months, commencing on the first day of each January during the Lease Term. Any portion of the Lease Term which is less than a full Lease Year, including, without limitation, the period from the Opening Date through December 31st occurring thereafter, shall constitute a "Partial Lease Year."

         SECTION 1.08. LEGAL REQUIREMENTS. The term "Legal Requirements" means all laws, ordinances, requirements, orders, directions, certificates of occupancy, rules and regulations of federal, state, county and local governments, and of all other governmental authorities having jurisdiction thereof, now or hereafter applicable to the Premises, the Center or both, as the case may be.

         SECTION 1.09. OCCUPANT. The term "Occupant" or "Occupants" means Landlord and any other Person entitled by lease or other instrument or arrangement to use and occupy Floor Area within the Center, or one or some of them, as the context may require.

         SECTION 1.10. OPENING DATE. The "Opening Date" shall be deemed to be March 1, 2000.

         SECTION 1.11. PARKING AREA. The term "Parking Area" means all areas in the Center which are set apart or used for the passage and parking of motor vehicles and for pedestrian traffic incidental thereto, whether on grade or by way of parking decks, including without limitation, traffic lanes, aisles, and roadways, vehicle parking stalls, walkways, curbs, gutters and landscaping within or adjacent to any such areas, grade separations, including beams and retaining walls, within or adjacent to said areas, lighting standards, traffic and directional signs, traffic striping and markings, and all other improvements which at any time are erected on such areas for the purpose of accommodating the foregoing uses.

         SECTION 1.12. PERMITTEES. The term "Permittees" means all Occupants and their respective officers, directors, employees, agents, partners, contractors, customers, visitors, invitees, licensees and concessionaires.

         SECTION 1.13. PERSON. The term "Person" and the term "Persons" mean individuals, partnerships, firms, associations, corporations and any other form of business organization, or one or more of them, as the context may require.

         SECTION 1.14. POSSESSION DATE. The "Possession Date" shall be the date upon which Landlord shall deliver actual and exclusive possession of the Premises to Tenant with Landlord's Work (as defined in Section 6.01) substantially completed.

         SECTION 1.15. TANGIBLE NET WORTH. The term "tangible net worth" means the excess of total consolidated assets over total consolidated liabilities, total consolidated assets and total consolidated liabilities each to be determined in accordance with generally accepted accounting principles excluding, however, from the determination of total consolidated assets, all assets which would be classified as excess of cost over the less of equity or investment in subsidiaries or at the parent company level and any premium paid in excess of assets acquired, all as determined under generally accepted accounting principles.

         SECTION 1.16. TENANT'S FAULT. The term "Tenant's Fault" shall mean Tenant's or its agent's, contractor's or employee's negligence or willful misconduct or failure to comply with Legal Requirements or Tenant's breach of this Lease (including but not limited to Tenant's failure to timely submit plans and specifications for Landlord's approval as required herein).

                                   ARTICLE II

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                               DEMISE OF PREMISES

         SECTION 2.01. DEMISE. Landlord, subject to the terms and conditions hereof and for the Term herein set forth and for and in consideration of the rents and covenants herein to be paid, kept and performed by Tenant, hereby leases to Tenant and Tenant hereby takes and hires from Landlord the Premises.

         SECTION 2.02. RIGHTS TO USE COMMON AREAS. Landlord hereby grants to Tenant, its Permittees and their successors and assigns, for the benefit of the Premises, an easement during the entire Term hereof to use all portions of the Common Areas of the Center (including without limitation the Parking Areas), for the purpose, consistent with the permitted uses herein, of (a) unobstructed ingress to and egress from the Premises to and from other portions of the Center; (b) for the passage and parking of vehicles; (c) for the passage and accommodation of pedestrians; and (d) for the purpose of performing any work permitted under this Lease or exercising any other rights of Tenant which are granted under this Lease, such easements to be in common with Landlord, its Permittees and those Occupants of the Center from time to time authorized by Landlord to use the Common Areas for such purposes. The nature of the use of the respective portions of the Common Areas shall be limited to the uses intended for such portions from time to time. The foregoing easement:

               (i) Shall be irrevocable unless otherwise specified during the term hereof; (ii) Shall be non-exclusive unless otherwise specified; (iii) Shall be appurtenant and not easements in gross; and (iv) Shall expire upon the expiration or the earlier termination hereof, or as otherwise specified in this Lease.


                                   ARTICLE III

                                      TERM

         SECTION 3.01. TERM. This Lease shall commence on the date hereof and extend through January 31, 2010 (the "Initial Term"). Following the Opening Date the parties shall enter into an agreement in recordable form setting forth such date.

         SECTION 3.02. OPTIONS TO EXTEND. Provided Tenant is not in default of this Lease beyond any applicable cure period and Tenant is open for business to the public in accordance with Article VII of this Lease, Tenant shall have the option to extend the Lease Term for one ( 1) successive period of five (5) years (the "Option Period"). The option to extend as to the Option Period shall be exercisable by written notice given to Landlord no later than one hundred eighty
(180) days prior to the expiration of the Initial Term Tenant shall have no right to extend or renew this Lease other than for the aforesaid Option Period. Any cancellation or termination of this Lease shall terminate Tenant's right to the Option Period. Time is of the essence with respect to any exercise of the Option Period by Tenant. If Tenant timely exercises the option to extend as to an Option Period, the Lease Term shall be automatically extended upon all of the same terms and conditions except Fixed Rent and Percentage Rent shall be as set forth in Section 4.02 and Section 4.03 hereof. Notwithstanding the foregoing, Landlord may reject as invalid any notice attempting to exercise the foregoing option as to the Option Period or may cancel the Option Period within 30 days of its inception if Tenant is in default of the provisions of this Lease (i) on the date the notice exercising such option is received or (ii) on the date the Option Period commences, unless Tenant has cured such default or commenced such cure and is diligently prosecuting it to completion, within said thirty (30) day period.


                                   ARTICLE IV

                                      RENT

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         SECTION 4.01. RENT PAYMENT OBLIGATION. From and after the Opening Date and throughout the Lease Term, Tenant shall pay to Landlord the sums set forth in this Article as Rent, in lawful money of the United States, without any notice, demand, offset, deduction or counterclaim whatsoever. The term "Rent" shall be deemed to include "Fixed Rent" (as described in Section 4.02 hereof), "Percentage Rent" (as described in Section 4.03 hereof) and all additional sums payable by Tenant to Landlord pursuant to this Lease ("Additional Rent"). All payments of Rent shall be payable to Landlord as follows: Payee: EASTLAND SHOPPING CENTER LLC: Eastland File #54738 7, Los Angeles, California 90074-4738, or such other place as Landlord may designate from time to time, in writing.

         SECTION 4.02. FIXED RENT
(a) Tenant shall pay Landlord as "Fixed Rent" the following:

         1) from Opening Date through February 28, 2001 Two Hundred Thirty Three Thousand and Sixty and 00/100 Dollars ($233,060.00), payable in equal consecutive monthly installments of Nineteen Thousand Four Hundred Twenty One and 67/100 Dollars ($19,421.67) ("Period 1");

         2) from March 1, 2001 through August 31, 2002 Two Hundred Seventy Thousand and Sixty and 00/100 Dollars ($270,060.00), payable in equal consecutive monthly installments of Twenty Two Thousand Five Hundred and Five and 00/100 Dollars ($22,505.00) (hereinafter "Period 2");

         3) from September 1, 2002 through September 30, 2007 Two Hundred Ninety Five Thousand and Sixty and 00/100 Dollars ($295,060.00), payable in equal consecutive monthly installments of Twenty Four Thousand Five Hundred and Eighty Eight and 33/100 Dollars ($24,588.33)(hereinafter "Period 3"); and

         4) from October 1, 2007 through January 31, 2010 Three Hundred Twelve Thousand and Sixty and 00/100 Dollars ($312,060.00), payable in equal consecutive monthly installments of Twenty Six Thousand and Five and 00/100 Dollars ($26,005.00) (hereinafter "Period 4"); and

         5) for the Option Period Three Hundred Forty One Thousand Four Hundred and Thirty Five and 00/100 Dollars ($341,435.00), payable in equal consecutive monthly installments of Twenty Eight Thousand Four Hundred and Fifty Two and 92/100 Dollars ($28,452.92) (hereinafter "Period 5").

         Fixed Rent shall be paid monthly in advance on or before the first day of each month during the Lease Term, except that if the Opening Date is not the first day of a calendar month, Fixed Rent for the period from the Opening Date to the last day of the month in which the Opening Date occurs shall be apportioned on the basis of a 365-day year and paid on the first day of the following month.


         SECTION 4.03.  PERCENTAGE RENT.

         (a) Tenant shall pay to Landlord, as "Percentage Rent", a sum equal to 6.00% of "Gross Sales", as defined in Section 4.04 herein, in excess of the following "Annual Breakpoint(s)":

         1) $1,883,334.00 during each Lease Year of Period 1;
         2) $2,500,000.00 during each Lease Year of Period 2;
         3) $2,916,666.00 during each Lease Year of Period 3;
         4) $3,200,000.00 during each Lease Year of Period 4; and
         5) $3,689,583.00 during each Lease Year of Period 5.


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         (b) Percentage Rent shall be payable to Landlord within sixty (60) days after the end of each Lease Year.

         (c) In the event the payment of Percentage Rental shall be applicable for less than a full consecutive twelve (12) month period (such partial lease year hereinafter to be referred to as the "portion period"), payment of Percentage Rental for such portion period(s) shall be determined as follows. In the event a given Lease Year contains less than a full consecutive twelve (12) month period (such partial lease year hereinafter to be referred to as the "portion period"), Percentage Rent for such portion period(s) shall be determined as follows. The Annual Breakpoint shall be applied to the full twelve
(12) month period succeeding the commencement of the portion period or the twelve (12) month period preceding the last day of the portion period if there is not a twelve (12) month period succeeding the commencement of the portion period, such Annual Breakpoint, shall hereinafter be referred to as the "Special Annual Breakpoint". Percentage Rental due for such portion period shall be calculated by determining the amount by which 6.00% of Gross Sales during such twelve (12) month period exceeds the applicable Special Annual Breakpoint and multiplying such amount by a fraction, the numerator of which shall be the number of days in the portion period and the denominator of which shall be 365. Percentage Rental for such portion period shall be payable within the sixty (60) days after the expiration of the applicable twelve (12) month period, along with the Tenant's statement of Gross Sales for such period as provided in Section
4.03 of this Lease.

                  SECTION 4.04.  GROSS SALES.

         (a) The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price, whether for cash or otherwise, of all sales of food, beverages, merchandise or services and other receipts whatsoever of the business conducted in or from the Premises by Tenant, any subtenant, licensee or concessionaire of Tenant or otherwise, including, without limitation: mail, catalogue, closed circuit television, computer, other electronic or telephone orders received or filled at the Premises; all deposits not refunded to purchasers; and the entire amount of the actual sales price and all other receipts for sales and services by Tenant, any subtenant, licensee or concessionaire of Tenant or otherwise, in or from the Premises. A "sale" shall be deemed to have been consummated for the purposes of this Lease, and the entire amount of the sales price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant or any subtenant, licensee or concessionaire of Tenant, or (ii) Tenant or any subtenant, licensee or concessionaire of Tenant receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or for credit, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time.

         (b) Notwithstanding anything to the contrary contained in subsection
(a) hereinabove, Gross Sales as defined herein shall be adjusted by excluding the following:

                  (1) The selling price of all merchandise sold in or from the Premises returned by customers and accepted for full credit or the amount of discounts and allowance thereon, or the price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof;

                  (2) Goods returned to sources, including shippers or manufacturers, or transferred to another store or warehouse owned by or affiliated with Tenant (where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for purposes of consummating a sale which has theretofore been made in or from the Premises and/or for the purposes of depriving Landlord of the benefit of a sale which otherwise would be made in or from the Premises);

                  (3)      Alteration workroom charges and delivery charges;

                  (4) Interest, service or sales carrying charges or other charges, however denominated, paid by customers for the extension of credit on sales and where not included in the merchandise sales price;


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                  (5) Receipts from public telephones, stamp machines, public toilet locks, or vending machines installed solely for use by Tenant's employees;

                  (6) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of goods, merchandise or services and collected from customers;

                  (7) Sales of trade fixtures or equipment which are not stock in trade, or the proceeds from a bulk sale (made out of the ordinary course of Tenant's business at the Premises);

                  (8) Gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption;

                  (9) Uncollected accounts in an amount not to exceed two percent (2%) of Gross Sales per annum as written off by Tenant as bad debts for income tax purposes, provided, however, that such bad debt amounts shall be deducted or excluded from Gross Sales in the Lease Year in which they are written off; if any amount previously written off as a bad debt is later collected, in whole or in part, the amount collected shall be included in Gross Sales in the Lease Year in which collected;

                  (10) Sales to employees at discounted or reduced prices, provided said exclusion for discounted merchandise shall not exceed two percent (2%) of Gross Sales per annum; and

                  (11) The sums and credits received in settlement of claims for loss or damaged merchandise.

         SECTION 4.05. TENANT'S RECORDS.

         (a) Tenant shall prepare and keep full, complete and proper books and source documents, in accordance with Generally Accepted Accounting Principles, of the Gross Sales, whether for cash, credit or otherwise, of each separate department at any time operated within the Premises and of the operations of each subtenant, concessionaire, licensee and/or assignee, and shall require and cause all such parties to prepare and keep books, source documents, records and accounts sufficient to substantiate those kept by Tenant. All of such books and source documents shall be open to inspection of, and may be copied or extracted from, in whole or in part, by Landlord or Landlord's authorized representative or agent at any time within three (3) years after the expiration of the subject Lease Year at Tenant's accounting officeupon ten (10) days written notice.

         (b) Tenant shall furnish to Landlord, within fifteen (15) days after the end of each month of each Lease Year, a statement of the amount of Gross Sales made from the Premises during the applicable period. Tenant shall also furnish to Landlord, within sixty (60) days after the expiration of each Lease Year, a complete statement, certified by the chief financial officer or chief executive officer or outside accountant employed by Tenant, showing in all reasonable detail the amount of such Gross Sales made by Tenant from the Premises during the preceding Lease Year or Partial Lease Year. Tenant shall require all of its subtenants, concessionaires, licensees and/or assignees, if any, to furnish a similar statement.

          (c) Notwithstanding the acceptance by Landlord of payments of Rent, Landlord shall have the right to audit all Rent and other charges actually due hereunder. Landlord may at any time upon ten (10) days' prior written notice to Tenant, but not more than frequent than once per year cause a complete audit () to be made by an auditor selected by Landlord of the entire records and operations of Tenant and/or any subtenants, concessionaires, licensees and/or assignees relating to the Premises for the period covered by any statement issued or required to be issued by Tenant or a concessionaire.. Tenant shall make available to Landlord's auditor at the Premises or at Tenant's principal accounting office in the United States, within ten (10) days following Landlord's notice requiring such audit, all of the books, source documents, accounts, records and


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sales tax reports of Tenant and any of its concessionaires which such auditor deems necessary or desirable for the purpose of making such audit. If such audit discloses that Premises' Gross Sales as previously reported for the period audited were understated, Tenant shall immediately pay to Landlord the additional percentage rental due for the period audited. Further, if such understatement was in excess of two percent (2%) of the Premises' actual
Gross Sales as disclosed by such audit, Tenant shall immediately pay to Landlord the cost of such audit, and if such understatement was in excess of ten percent (10%) of Premises' Gross Sales as disclosed by such audit, Landlord may declare this Lease terminated, in which event this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date set forth in this Lease for expiration of the Lease Term, and Tenant shall vacate and surrender the Premises on or before such date in the condition required by this Lease for surrender upon the expiration of the Lease Term.

         SECTION 4.06.  REAL ESTATE TAXES.

         (a) Landlord shall be responsible for the payment of all Taxes that may be imposed or become a lien on any portion of the Center (including the Premises). As used herein, the term "Taxes" shall mean any and all taxes, surcharges, assessments, levies, fees and other governmental charges and impositions of every kind or nature, regular or special, direct or indirect, presently foreseen or unforeseen or known or unknown, levied or assessed by municipal, county, state, federal or other governmental taxing or assessing authority (i) upon, against or with respect to the real estate upon which the Center, or any part of it, is located and to any improvements located in the Center, and (ii) any other taxes which Landlord becomes obligated to pay with respect to the Center, irrespective of whether the same are assessed as real or personal property; expressly excluding however, any taxes, surcharges, assessments, levies, fees and other governmental charges and impositions which are used by the taxing authority to construct capital improvements to the Center or surrounding areas as a condition of constructing, or as a means of financing, any improvements other than the Premises. Nothing contained in this Lease shall be deemed or construed to require Tenant to pay or discharge any tax which may be levied upon the net income or profits of the Landlord or any franchise, inheritance, gift, succession or estate taxes which may be levied against the estate or interest of the Landlord, or any personal property taxes which may be levied against the personal property of Landlord, as distinguished from items used in the operation and maintenance of the Center.

         (b) Taxes shall not include any estate, inheritance, succession, corporate franchise, personal property taxes, taxes on any fixtures or inventory, transfer, income or excess profit tax, which is in fact personal to Tenant, or any personal property taxes which may be levied against the personal property of Landlord, as distinguished from items used in the operation and maintenance of the Center.


                      [THIS SECTION DELETED INTENTIONALLY]


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                        [THIS PAGE DELETED INTENTIONALLY]

                                    ARTICLE V

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                                      SIGNS

         SECTION 5.01.  SIGNS.

         Tenant, at Tenant's sole cost and expense, shall have the right to place, maintain or replace any professionally prepared signs on the interior of the Premises without notice or approval of Landlord. Subject to approval by all governmental authorities and further subject to Landlord's approval of design, exact location, color scheme, style, content (other than any registered trademark or trade name), materials, and lighting, Tenant, at Tenant's sole cost and expense, shall have the right to place, maintain or replace signs upon the exterior elevations of the Premises. "Signs", for the purpose of this Article V shall not include banners, balloons or other similar advertising medium. Tenant shall not install, erect or maintain any sign in violation of any Legal Requirements. Tenant shall pay all costs of fabricating, constructing, operating and maintaining such signs including, without limitation, all charges for electricity. Tenant shall keep said signs well lighted and shall maintain said sign in good condition and repair during the entire Term. Tenant shall remove all of its signs upon the expiration or sooner termination of this Lease within ten (10) days after such expiration or termination, and Tenant at its own expense shall repair any damage caused by the removal thereof by Tenant.

                                   ARTICLE VI

                                  CONSTRUCTION

         SECTION 6.01.     AS-IS CONDITION.

         (a) Tenant will take possession of the Premises in an "as-is", "where-located" condition, on the Possession Date, as defined hereinbelow Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Premises and Common Areas or the Center, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises or Common Areas except as specifically provided in this Lease.

         SECTION 6.02. PREPARATION OF PLANS. Within thirty (30) days after the Execution Date, Tenant, at its expense, shall submit to Landlord, preliminary plans and specifications prepared by Tenant's architect or engineer, with respect to the remodeling of the Existing Building and addition to Tenant's Building and any applicable common area improvements such as sidewalks and landscaping ("Preliminary Plans"). Landlord shall approve or disapprove the Preliminary Plans fifteen (15) within days, specifying with particularity the exact reason for any such disapproval ("Landlord's Notice"). In the event of disapproval Landlord and Tenant shall immediately start working together in good faith to reach agreement and within twenty (20) days of Tenant's receipt of Landlord's Notice Tenant shall, at its expense, prepare working drawings and specifications ("Building Plans") and submit same for approval by Landlord which approval shall not be unreasonably withheld. The Building Plans shall be prepared substantially in accordance with the approved Preliminary Plans. Landlord shall give Tenant written notice within fifteen (15) days after receipt of the Building Plans, of its approval or disapproval thereof (stating with reasonable particularly the exact reason for any such disapproval). Disapproval shall be based upon any reasonable objections thereto arising from non-compliance with the Preliminary Plans. In the event of disapproval, Tenant shall revise the Building Plans and shall re-submit them to Landlord, with Landlord's approval or disapproval to be subject to the manner and time set forth above for the submission of the Preliminary Plans. Tenant shall perform the work set forth in the final approved Building Plans ("Tenant's Work") within the time period as set forth in Section 6.04 of this Lease. During the construction Tenant may from time to time make minor variations to the approved Building Plans provided same (i) do not materially reduce the structural soundness of Tenant's Building, (ii) are in all respects in compliance with all Legal Requirements, and (iii) otherwise conform to the terms and conditions set forth in the approved Building Plans. Notwithstanding the above, any changes to the approved Building Plans which will affect the structural integrity or alter the exterior of Tenant's Building, shall require Landlord's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. In the event (i) Tenant fails to submit the Preliminary Plans or Building Plans or


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revision thereof, at the times required herein (or as same may have been extended by written agreement of Landlord and Tenant) or (ii) Landlord and Tenant, acting in good faith, cannot agree on the Preliminary Plans or Building Plans within the time periods provided (as same may have been extended by written agreement of Landlord and Tenant) then either party shall have the right to terminate this Lease, by written notice to the other party, which termination shall be effective thirty (30) days after receipt of such written notice, provided that within such thirty (30) day period, Landlord and/or Tenant shall have the right to cure such failure in which event, the Lease termination shall be null and void, and this Lease shall continue in full force and effect.

         SECTION 6.03.     PERMITS.

         (a) Promptly after receipt of Landlord's approval of the Building Plans, Tenant shall apply for and diligently pursue, at Tenant's expense, any "Permits" (hereinafter defined) necessary to perform Tenant's Work.

         (b) As used in this Lease, the term "Permits" shall mean any and all permits, approvals, consents, certificates or licenses necessary to commence and complete Tenant's Work, (or, as the case may be, any "Alterations", as defined in Section 12.01 hereof), including, but not limited to, construction, development and building permits. Landlord shall cooperate in Tenant's efforts to obtain licenses and permits and shall sign such reasonable documents as shall be reasonably required by or convenient for the applicable governmental authority.

         SECTION 6.04.     PERFORMANCE OF TENANT'S WORK.

         (a) Tenant, promptly after satisfaction or all Legal Requirements, the obtaining of the Permits, and furnishing Landlord with evidence of the insurance required by Article XIII, shall commence, and proceed with due diligence, to perform Tenant's Work in accordance with the final approved Building Plans and complete Tenant's Work and open for business to the public fixturized and adequately staffed. Without limitation on the foregoing, in the event Tenant is unable to open for business within one hundred twenty (120) days after receipt of Permits (subject to force majeure), Tenant shall provide written notice to Landlord on or before said date, explaining the reason for the delay in opening for business, the actions which Tenant is proceeding with towards opening for business and the date Tenant expects to open for business in the Premises.

         (b) Tenant shall perform Tenant's Work in a good and workmanlike manner under the supervision of a licensed architect or engineer and in all respects in accordance with applicable Legal Requirements and the Permits.

         (c) Representatives of Landlord and Tenant, which representatives shall be designated in writing by each party to the other, shall establish and attend on-site progress meetings with such periods of frequency during the period of construction, as may be mutually agreed between Landlord and Tenant.

         (d) Tenant shall perform Tenant's Work so as not to (i) unreasonably interfere with any other construction being performed at the Center or, (ii) unreasonably impair the use, occupancy or enjoyment at the Center by any Occupant and/or its Permittees. Landlord shall perform Landlord's Work so as not to (i) unreasonably interfere with Tenant's Work or, (ii) unreasonably impair the use, occupancy or enjoyment of the Premises by Tenant and/or its Permittees.

          (e) Tenant shall take all safety measures reasonably required to protect Landlord and its Permittees and the Center from injury or damage caused by or resulting from the performance of Tenant's Work, including, if requested by Landlord, erecting, at its sole cost and expense, a temporary security fence surrounding the Premises and the Tenant's staging area (if one is shown on Exhibit B) during the period of Tenant's Work.

         (f) Tenant shall defend, protect, indemnify and hold harmless Landlord and the Occupants and Permittees of the Center from any and all Claims (as defined in Section 14.05 of this Lease) arising from or in connection with the death of or accident, injury, loss or damage whatsoever caused to any natural person or to the property of any Person arising out of, or in connection with, or as a result of such Tenant's Work.

         (g) Tenant shall repair any damage to the Parking Areas, Common Areas and/or other portions of the Center as a result of Tenant's Work, unless otherwise expressly agreed herein to be undertaken by Landlord.

         SECTION 6.05.     UTILITIES.

         Tenant shall be responsible for providing and for paying for charges for temporary utilities required by Tenant during the course of Tenant's Work. Landlord shall cooperate with Tenant in arranging for such temporary utilities.

         SECTION 6.06. NO LIENS. Tenant shall keep Premises and the Center free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant and/or its sublessees. Tenant shall, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond or by causing a reputable national title insurance company to "insure over" any and all such liens. Tenant shall defend, protect, indemnify and hold Landlord harmless from and against all mechanics', materialmen's, and laborers' liens and all Claims arising from or in connection with Tenant's Work. Upon Tenant's failure to take action as above provided, the Landlord shall have the right (at its sole option), after the giving of notice and the expiration of the applicable grace period (or a reasonably shorter period in the case of an imminent threat of foreclosure), at the cost and expense of Tenant (plus interest at the Interest Rate defined in Section 26.08), to take any action above provided. Tenant shall reimburse Landlord for such costs, expenses and accrued interest within fifteen
(15) days after demand therefor.


                                   ARTICLE VII

                                       USE

         SECTION 7.01.     USE.

         (a) Permitted Use. Tenant shall occupy and use the Premises only for the purpose of conducting therein the following business: may only be used and occupied as a full table service, sit-down, brew pub style restaurant featuring pizza and items consistent with the menu attached hereto as Exhibit E, serving liquor, beer and wine for on-premises consumption, and for no other use whatsoever (the "Permitted Use"); and Tenant may sell clothing and novelty-type merchandise related to its business, provided that such sales are incidental to the operation of the restaurant and limited to 500 square feet of Floor Area. Tenant may prepare package or sell any food item or beer at the Demised Premises for on-premises, or if desired by Tenant, off-premises, consumption.

         (b) Tenant shall do business on the Demised Premises under the trade name: "BJ's Pizza, Grill & Brewery" and under no other trade name without Landlord's consent which shall not be unreasonably withheld.

         SECTION 7.02.  OPERATION OF BUSINESS.

         (a) Tenant agrees to be open for business and to operate in the Premises during the entire Term within 120 days following receipt of the Permits and subject to Articles XIV, XV, Force Majuere and closure for remodeling and alterations, and to actively and diligently conduct its business at all times in a first class and reputable manner. Tenant shall not use or allow the Premises to be used for any improper, immoral or objectionable purposes or do any act tending to injure the reputation of the Center. No auction, liquidation, going out of business, fire or bankruptcy sale may be conducted or advertised by sign or otherwise in the Premises. Tenant shall not use the Common Areas adjacent to the Premises for sales or advertising purposes. All major receiving and delivery of goods and merchandise for the Premises, and all removal of merchandise, supplies, equipment, trash, garbage and debris and all storage of trash, garbage and debris from the Premises shall be made only from the loading dock area serving the Premises. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, or lodging rooms.

         (b) In connection with the sale of alcoholic beverages by Tenant, (i) Tenant shall at all times maintain, at its sole cost, all licenses, permits, governmental authorizations and approvals in connection therewith, Landlord making no representation or warranty hereunder with respect to Tenant's ability to obtain the same; and (ii) Tenant's liability insurance under Section 14.04 shall specifically include dram shop and liquor liability insurance covering consumption of alcoholic beverages by customers of Tenant.

         SECTION 7.03 COMMUNICATION EQUIPMENT. Tenant has the right to install a satellite dish and/or other electronic transmitter on the roof of Tenant's Building provided same is in compliance with all Legal Requirements and screened in a manner so as not to be visible from the Common Areas. The cost of installation and maintenance thereof, and the cost of any repairs to the roof which are necessitated by the installation and/or repair of the satellite dish transmitter shall be borne solely by Tenant. Tenant agrees to coordinate such installments or repair with Landlord's roofing contractor. Upon the termination of this Lease, Tenant has the right to remove any satellite dish or electronic transmitter (and shall remove same at Landlord's request) but Tenant shall repair any damage to the roof occasioned by such removal.


                                  ARTICLE VIII

                              ASSIGNMENT/SUBLETTING

         SECTION 8.01.     PROHIBITED TRANSFERS.

         (a) Except as specifically provided below and subject to Landlord's right to terminate also set forth below, notwithstanding any provision contained herein to the contrary or reference herein to concessionaires, licensees, subtenants, assignees or otherwise, except as provided herein, Tenant agrees not to assign, encumber or in any manner transfer this Lease or any estate or interest therein, and not to lease or sublet the Premises or any part or parts thereof or any right or privilege appurtenant thereto, and not to allow anyone to conduct business upon or from the Premises (whether as concessionaire, franchisee, assignees, licensee, permittee, subtenant, department operator, manager or otherwise), or to come in, by, through or under it, in all cases either by voluntary or involuntary act of Tenant or by operation of law (including by merger or reorganization) or otherwise. Any such prohibited act by Tenant (or any attempt at same), either voluntarily or involuntarily or by operation of law or otherwise, shall at Landlord's option (as set forth in this section)terminate this Lease, and any such purported act shall be null and void. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing franchises, concessions, licenses, permits, subleases, subtenancies, departmental operating arrangements, management agreements or the like, or may, at the option of Landlord, operate as an assignment to Landlord of the same. Nothing contained elsewhere in this Lease shall authorize Tenant to enter into any franchise, concession, license, permit, subtenancy, departmental operating arrangement, management agreement or the like except pursuant to the provisions of this Section. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Center the unique attraction of Tenant's trade name and the unique merchandising mix and product line associated with Tenant's business and the foregoing prohibition on assignment or subletting or the like is expressly agreed to by Tenant as an inducement to Landlord to rent the Premises to Tenant.

         (b) Subject to all of Landlord's rights set forth in this Section 8.01 including Landlord's unrestricted right to terminate if it rejects a proposed assignee, transferee or sublessee for any reason, Tenant shall have the right, with the prior written consent of Landlord to assign or transfer this Lease or sublet the Premises provided all the following conditions are met: (i) Tenant shall not be in default under this Lease; (ii) any assignment or subletting shall remain fully subject to all of the terms, covenants and conditions of this Lease, including without limitation this Section 8.01 and the use of the Premises described pursuant to Section 7.01; (iii) any assignee or subtenant shall have a net worth reasonably acceptable to Landlord; (iv) any assignment or subletting shall be for not less than the entire Premises; and (v) any assignee or subtenant shall have experience in operating and managing a business of the type it intends to operate and shall have a good reputation in the retail commercial community for the same. Tenant shall provide Landlord with a copy of any document providing for such assignment or sublease, together with all related documents pertaining to the terms of such assignment or subletting.
Regardless of whether such assignment or sublease provides for the assignee or subtenant to make rental and other payments directly to Landlord, and regardless of Landlord's consent, no assignment or subletting shall release Tenant from any of Tenant's obligations under this Lease, nor alter the primary liability of Tenant to make rental payments and to perform all other obligations of Tenant under this Lease. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provisions of this Section 8.01. In the event of any default by any assignee, transferee or subtenant, direct or indirect, of Tenant, Landlord shall have the right to proceed directly against Tenant without the necessity of joining or exhausting its remedies against such assignee, transferee or subtenant. Landlord, at its option, may likewise proceed directly against such assignee, transferee or subtenant, either in its own name or (as regards recovery of the Premises) in the name and right of Tenant, without the necessity of joining or exhausting its remedies against Tenant.

         (c) In the event Landlord shall consent to an assignment or subletting, the Fixed Rent specified in Section 4.02 of this Lease shall be increased on the effective date of such assignment or subletting to a rate consistent with the then current rental rate for a new lease for similar premises. . All Fixed Rent, and Percentage Rent and other payments paid or payable to be made by any assignee, transferee or subtenant shall be made to Landlord for the sole benefit of Landlord. In the event of any attempted assignment or subletting of the Premises undertaken without the prior written consent of Landlord, Landlord shall, in addition to other remedies provided at law and in this Lease, be entitled to the entire amount of rent and/or other payments or consideration payable by such assignee, transferee or subtenant, including all amounts in excess of the Rent provided for in this Lease. Tenant shall pay all of Landlord's reasonable costs, expenses and reasonable fees of its attorney(s) in connection with any assignment or transfer of this Lease or subletting of the Premises.

       (d) Notwithstanding any other provision of this Section 8.01, Landlord may reasonablyreject Tenant's proposed assignee, subtenant or transferee, by written notice to Tenant. Landlord shall be obligated to set forth any reasons for its rejection. As the result of Landlord's rejection, Landlord shall have the right to terminate this Lease by sending written notice of such termination to Tenant, which notice must be sent within ninety (90) days following the date of Landlord's notice of rejection of the proposed assignee, subtenant or transferee. Tenant shall have the right within ten (10) days of receipt of any termination notice from Landlord sent in accordance with the provisions of this subsection (d) to void Landlord's notice of termination by sending written notice to Landlord that it withdraws its request for transfer, assignment or subletting and stating that Tenant intends to continue to operate the Premises in accordance with the terms and conditions of this Lease.. Tenant acknowledges and agrees that each of the rights of Landlord set forth herein in the event of a proposed transfer, assignment or subletting is a reasonable restriction for purposes of applicable laws. Landlord and Tenant agree that Tenant shall have the burden of proving that Landlord's consent to a proposed transfer, assignment or subletting was withheld unreasonably. Landlord shall have no liability to Tenant or to any proposed transferee, assignee or sublessee in damages if it is adjudicated that Landlord's consent shall have been unreasonably withheld and/or that such unreasonable withholding of consent shall have constituted a breach of this Lease or other duty to Tenant, the proposed transferee, assignee or sublessee or any other Person. In such event, Tenant's sole remedy shall be to have the proposed transfer, assignment or subletting declared valid, as if Landlord's consent had been duly and timely given.

         SECTION 8.02. AFFILIATE TRANSFERS. Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease or sublet the Premises without Landlord's consent and without otherwise affecting this Lease to an affiliate of Tenant or to a successor to Tenant. As used herein, the term "affiliate" shall include any individual, corporation, partnership, association or other business entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant. As used herein a "successor" shall include any successor by merger, consolidation, corporate reorganization or operation of law, or the purchaser of all or substantially all of the corporate stock or assets of Tenant. The sale or transfer of Tenant's stock or assets shall not be deemed an assignment hereunder.

         Notwithstanding anything to the contrary contained herein, Tenant may also assign this Lease or sublet the Premises without Landlord's consent to Franchisor, as defined hereinbelow.



                                   ARTICLE IX

                  REPAIRS AND MAINTENANCE OF TENANT'S BUILDING

         Subject to all other terms and provisions of this Lease, Tenant shall, at its sole cost and expense, keep and maintain the Premises and Tenant's Building, including without limitation, the roof, foundation, HVAC systems, utility lines and systems within and exclusively serving the Premises, and building equipment, together with any and all alterations, additions and improvements therein or thereto permissible under this Lease, in first-class order, appearance, condition and repair consistent with the prevailing practices in first-class regional shopping centers in the proximate geographical area as the Center, except for ordinary wear and tear, and shall, at Tenant's expense, make all repairs and replacements as may be necessary in order to keep and maintain said improvements in such order, condition and repair, including structural and non-structural and interior and exterior repairs and replacements, foreseen and unforeseen, ordinary and extraordinary, and regardless of the time remaining to the expiration of the term hereby granted. All such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of Tenant's Building and shall be constructed and installed in compliance with all Legal Requirements and Insurance Requirements. Tenant shall provide to Landlord, within fifteen (15) days of written demand, proof reasonably satisfactory to Landlord that the cleaning and maintenance of grease traps, pans and hood ventilators located in or serving Tenant's Building is being responsibly performed. Tenant agrees to reimburse Landlord the cost of maintenance and repair to utility lines and systems which exclusively serve the Premises, located outside the Premises' leaseline to the extent such maintenance and repair are required as a result of Tenant's negligence or willful misconduct.



                                    ARTICLE X

                              COMPLIANCE WITH LAWS

         Tenant shall at all times during the Lease Term and at its own cost and expense, promptly observe, conform to and comply with all Legal Requirements and Insurance Requirements applicable to its occupancy of the Premises, and any Tenant's Work and any work done or any change, alteration or improvement thereto, ordinary or extraordinary, foreseen and unforeseen, whether or not such compliance shall require structural repairs, additions, changes or alterations. Tenant shall also procure each and every permit, license, certificate or other authorization required in connection with the lawful occupancy of the Premises. Tenant further agrees (i) to comply with all applicable covenants and restrictions affecting the Premises, (ii) not to interfere materially and adversely with the use and enjoyment of any other parties to the non-exclusive easements set forth in Section 2.02, provided that the use and enjoyment of such other parties does not interfere materially and adversely with the use and enjoyment by Tenant of such easements, Landlord hereby agrees to use best efforts to ensure that such other parties do not materially and adveresly interfere with the use and enjoyment by Tenant of such easements; and (iii) to use the easements set forth in Section 2.02 in a manner consistent with the character of the Center from time to time.

                                   ARTICLE XI

                           UTILITIES AND TRASH REMOVAL

         Tenant shall be solely responsible for, and shall pay the cost of, utilities services consumed on the Premises by Tenant to the furnishers of each utility service when and as due. In addition, Tenant shall be solely responsible for and shall promptly pay for all services required for trash removal from the Premises.

                                   ARTICLE XII

                                   ALTERATIONS

         SECTION 12.01. ALTERATIONS BY TENANT. After Tenant's Work has been completed and the Premises are open for business, Tenant shall have the right without Landlord's approval to make such changes, alterations, or additions (hereinafter "Alterations") to the interior of Premises of a non-structural nature. Other Alterations, including those of a structural nature or which impact the exterior of the Premises shall require Landlord's prior written approval. Tenant shall submit complete working drawings and specifications to Landlord at least ten (10) business days prior to the commencement of work for any Alterations which require Landlord's approval and Landlord will promptly review such drawings consistent with the time and manner set forth in 6.02 for the Building Plans.


        SECTION 12.02. ADDITIONAL REQUIREMENTS. All Alterations shall be made promptly (subject to Force Majeure), in a good and workmanlike manner, in compliance with all Legal Requirements and Insurance Requirements and at Tenant's cost and expense. No Alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required, all necessary Permits. Upon completion of any Alteration, Tenant shall obtain and deliver to Landlord a copy of an amended Certificate of Occupancy, if required by Legal Requirements, and a copy of the new Building Plans therefor.


                                  ARTICLE XIII

                                    INSURANCE

         SECTION 13.01.  FIRE AND CASUALTY COVERAGE

         Tenant, at its sole cost and expense, shall procure from responsible insurance companies, and keep in full force and effect during the Lease Term, insurance at full replacement value insuring Tenant's Building and the inventory, merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or in the Premises (collectively "Tenant's Personal Property"), including steam boiler insurance, if applicable insured with responsible insurance companies (who are qualified to write insurance and conduct business in the state in which the Premises are located and has (have) at a minimum a rating of A in Bests Rating Guide, hereinafter referred to as "Responsible Insurance Companies") against fire, extended coverage, vandalism, malicious mischief, water damage which does not exclude backup from sewers or drains and/or sprinkler leakage, and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement insuring in no event for less than one hundred percent (100%) of the full replacement value of such improvements exclusive of the cost of foundations, excavations, and footings below the lowest basement floor. Tenant shall also maintain insurance boiler and machinery insurance located on the Premises in an amount not less than Two Million Dollars ($2,000,000.00) per accident written on a replacement basis and affording blanket coverage on all boilers, fired and unfired pressure vessels, gas and steam turbines, electrical generators, internal combustion engines, miscellaneous electrical apparatus, refrigerating systems, and motors and compressors.

             SECTION 13.02. WAIVER OF RIGHT OF RECOVERY. Except as otherwise provided in this Lease, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section 13.02 shall not limit the indemnification for liability to third parties pursuant to Section 13.05.

         SECTION 13.03. PAYMENT AND DISPOSITION OF INSURANCE PROCEEDS. The insurance proceeds paid to Tenant by reason of damage to or destruction of Tenant's Personal Property shall be used by Tenant to restore damage or destruction to Tenant's Personal Property.

         SECTION 13.04.  LIABILITY COVERAGE.

         (a) Tenant shall carry or cause to be carried, at all times during the Term hereof, with Responsible Insurance Companies, (1) comprehensive general liability insurance or commercial general liability insurance, including motor vehicle liability insurance, covering claims for injuries, death and property damage to persons and property arising out of accidents or incidents occurring in, upon or about the Premises, any other areas within the Shopping Center that Tenant has rights to use thereof, (2) workers' compensation coverage as required by law and (3) Employer's Liability Insurance in the amount of Two Million Dollars ($2,000,000.00). All insurance policies evidencing the foregoing insurance (and any other policies required to be carried by Tenant hereunder) shall include Landlord and any other parties designated from time to time by Landlord as additional named insureds with the exception of (2) hereinabove.

         (b) Landlord shall carry or cause to be carried, at all times after the execution hereof, with Responsible Insurance Companies, comprehensive general liability insurance or commercial general liability insurance, including motor vehicle liability insurance, covering any and all claims for injuries, death and property damage to persons and property arising out of accidents or incidents occurring in, upon or about the Common Area and all structures and other improvements (other than the Premises) situated in the Shopping Center.

         (c) Such insurance, as carried by each of Landlord and Tenant, shall have a combined single limit of Three Million Dollars ($3,000,000.00) for personal injury and property damage liability. Landlord and Tenant each further agree to maintain Contractual Liability Insurance insuring their respective obligations set forth in Section 13.05, with the same limits as provided in this
Section 13.04.

         (d) In the event Tenant retains any security guard to service the Premises, Tenant shall cause Landlord to receive a customary waiver of subrogation under the worker's compensation insurance policy covering such security guard. No such security guard shall be permitted to carry a firearm upon the Premises or Center, and Landlord shall have the right to impose additional reasonable insurance requirements upon Tenant and/or such security guard, which shall be complied with by Tenant and Tenant shall provide Landlord with evidence of such compliance prior to the posting of such security guard at the Premises.

         SECTION 13.05. INDEMNIFICATION. Tenant shall indemnify, protect, defend and hold harmless Landlord, its partners, shareholders, representatives, management company, agents and employees, from and against any and all claims, costs, actions, expenses (including reasonable attorneys' fees), losses, damage, injuries and liabilities of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (collectively called "Claims") arising from or out of or in any way relating to (a) the death of or any accident, occurrence, injury, loss or damage whatsoever caused to any natural person or to the property of any Person as shall occur in any part of the Premises (except to the extent such Claims arise from or in connection with any negligence or willful misconduct of Landlord or its employees, servants or agents), (b) the negligent acts or omissions or willful misconduct of Tenant or any of its Permittees, including any product liability claim or any labor dispute involving Tenant or any of its Permittees, and (c) Tenant's failure to comply with any provision of this Lease.

         Landlord shall indemnify, protect, defend and hold Tenant harmless from all Claims arising from or in connection with the death of or any accident, occurrence, injury, loss or damage whatsoever caused to any natural person or to the property of any Person as shall occur in any part of the Common Area (except to the extent such Claims arise from or in connection with Tenant's Fault).

         In the case of any third-party suit, proceeding, claim or assertion being made against a party hereto, in respect of which indemnity may be sought against the other party (the "indemnifying party"), the party against whom such suit, proceeding, claim or assertion is made (the "indemnified party") shall cooperate with the indemnifying party in determining the validity of such claim or assertion. The indemnifying party shall have the right to control the conduct of the defense of such matter with counsel reasonably satisfactory to the indemnified party (it being understood that counsel approved by the indemnifying party's insurer shall be deemed to be reasonably satisfactory counsel). The indemnified party shall have the right, at its expense, to participate in such defense with counsel of its choice; provided, however, that the indemnifying party shall bear the reasonable fees and expenses of such counsel if representation by such counsel is appropriate in view of possible or actual conflicts of interest of counsel to the indemnifying party. The indemnified party shall not settle or compromise any third-party suit, proceeding, claim or assertion for which such party will seek indemnification hereunder from the other party hereto without the prior consent of the indemnifying party (which consent may be granted or withheld in the sole and absolute discretion of the indemnifying party). The indemnifying party may not settle or compromise any third party suit, proceeding, claim or assertion if such settlement involves anything other than the payment of money, without the prior written consent of the indemnified party (which consent may be granted or withheld in the sole and absolute discretion of the indemnified party).

       SECTION 13.06. INSURANCE REQUIREMENTS. Each party shall deliver to the other party from time to time upon request certificates of the insurance required to be maintained under this Article. Each policy required to be carried by Tenant pursuant to this Article XIII shall contain the following clauses and provisions: (a) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (b) a provision including Landlord and any other party designated by Landlord from time to time as additional insureds, as their interests may appear; at the present time, such additional insureds are set forth on Exhibit D, attached hereto and made a part hereof; (c) a waiver by the insurer of any right to subrogation against Landlord and such other additional insured entities which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives; (d) a severability of interest clause or endorsement; (e) a provision that the insurer will not cancel or change the coverage provided by such policy without giving Landlord at least ten (10) days' prior written notice; and (f) such policy shall be an "occurrence form" policy.

         SECTION 13.07. BUILDERS RISK INSURANCE. During any period of construction, reconstruction, alteration, or remodeling of Premises, Tenant shall at its sole expense, maintain or cause to be maintained, in full force and effect, until completion of any construction, a policy of builders risk insurance (on a non-reporting and completed value basis) covering respectively Tenant's Work (or Alterations) as the same is constructed, such policy naming Landlord as an additional insured.

         SECTION 13.08. SELF-INSURANCE; "BLANKET POLICIES". At any time, but only for so long as the party obligated to carry insurance hereunder maintains a tangible net worth of at least One Hundred Million Dollars ($100,000,000.00) (as evidenced by that party's most recent financial statement prepared in accordance with generally accepted accounting principles consistently applied), such party may self-insure for any risk required to be insured hereunder, provided (a) that such party's aggregate annual self-insurance retention for such party's obligations hereunder shall not exceed five percent (5%) of its tangible net worth, and (b) such party carries umbrella coverage in excess of its permitted self-insurance retention, up to the limits required to be insured against by such party under this Lease. Each of Tenant and Landlord may satisfy their obligations under Sections 13.01, 13.04, 13.05, 13.06 and 13.07, in whole or in part by means of a so-called blanket policy. Each blanket policy of a party permitted hereunder shall specifically allocate to the liabilities required to be insured by that party under this Article an amount not less than the amounts of insurance required to be carried by that party by this Article.

         SECTION 13.09. INTENTIONALLY DELETED

         SECTION 13.10. PRODUCT LIABILITY COVERAGE. Tenant shall provide product liability coverage for not less than Three Million Dollars ($3,000,000.00) combined single limit, bodily injury and property damage.

         SECTION 13.11. INCREASE IN INSURANCE RATES. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Center to be increased beyond the minimum rate from time to time applicable to the Premises or to any property for the use or uses made thereof, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

       SECTION 13.12. POLICY LIMITS. Prior to the Option Period, Landlord and Tenant shall review the policy limits for the coverage provided hereinabove and, at that time, shall cause such limits to be adjusted in view of reasonable exposure anticipated during the next five (5) years of the Lease Term; provided, however, that in no event shall such limits be adjusted lower than the limits stated above.




                                   ARTICLE XIV

                             DAMAGE AND DESTRUCTION

         SECTION 14.01.   DAMAGE AND DESTRUCTION.

         (a) In the event during the Lease Term the Tenant's Building shall be partially damaged (as distinguished from "substantially damaged", as that term is hereinafter defined) by fire or other casualty insured under the insurance required to be carried by Tenant pursuant to this Lease, Tenant shall proceed with reasonable dispatch to repair such damage and restore the Tenant's Building to substantially its condition at the time immediately prior to damage and Tenant shall similarly restore and/or replace Tenant's Personal Property. Notwithstanding the foregoing, if such partial damage to the Tenant's Building is caused by a casualty not insured or required to be insured by Tenant pursuant to the provisions of this Lease, Tenant may elect to repair or rebuild the Tenant's Building or terminate this Lease upon giving notice of such election to Landlord within ninety (90) days of the date of such damage or destruction. If said right of termination is exercised (and Landlord does not negate such termination as hereunder provided), this Lease to the extent provided hereinabove shall terminate effective (i) as of the date of such casualty, if Tenant has been unable to conduct business in the Tenant's Building as a result of such partial casualty or (ii) if Tenant has been able to conduct business, then not later than thirty (30) days after such notice. If Tenant elects not to so terminate this Lease, Tenant shall proceed as required in the first sentence hereinabove. If Tenant elects to terminate this Lease as provided, Landlord may nullify Tenant's termination by written notice to Tenant, within sixty (60) days of receipt of Tenant's notice to terminate, in which event Landlord shall become obligated to proceed and perform in the manner required of Tenant in the first sentence hereinabove at Landlord's cost and expense, provided, if Landlord does not so proceed as required to repair and restore Tenant's Building, as provided above Tenant may again elect to terminate this lease as provided above without Landlord having the right to nullify such termination.

         (b) In the event during the Lease Term Tenant's Building shall be substantially damaged or destroyed by fire or other casualty, insured under the insurance carried by Landlord pursuant to Section 14.01 of this Lease, Tenant may elect to repair or rebuild the Tenant's Building or terminate this Lease upon giving notice of such election to Landlord within sixty (60) days of the date of such damage or destruction. If Tenant elects not to so terminate this Lease, this Lease shall, except as hereinafter provided, remain if full force and effect, and Tenant shall, proceeding with reasonable dispatch, repair such damage and restore the Tenant's Building to substantially their condition at the time immediately preceding the occurrence of such damage or destruction. Notwithstanding the foregoing, if such substantial damage to the Tenant's Building is caused by a casualty not insured or required to be insured by Tenant pursuant to the provisions of this Lease, Tenant may elect to repair or rebuild the Tenant's Building or terminate this Lease upon giving notice of such election to Landlord within sixty (60) days of the date of such damage or destruction. If said right of termination is exercised (and Landlord does not negate such termination as hereinafter provided), this Lease to the extent provided hereinabove shall terminate effective (i) as to the date of such casualty, if Tenant has been unable to conduct business in the Tenant's Building as a result of such substantial casualty, or (ii) if Tenant has been able to conduct business then not later than thirty (30) days after such written notice. If Tenant elects not to so terminate this Lease, Tenant shall proceed with reasonable dispatch to repair or rebuild the Tenant's Building. Landlord may nullify Tenant's termination by written notice to Tenant, within sixty (60) days of receipt of Tenant's written notice to terminate, in which event Landlord shall become obligated to proceed and perform in the manner required of Tenant in the prior sentence hereinabove at Landlord's cost and expense, provided Tenant may again have termination rights if Landlord does not so perform as provided in (a) above.

         (c) If the Tenant's Building shall be substantially damaged or destroyed by fire or other casualty, within the last three (3) years of the Lease Term, either party shall have the right to terminate this Lease, provided that written notice thereof is given to the other party not later than ninety
(90) days after the occurrence of such damage or destruction. If said right of termination is exercised, this Lease, to the extent provided hereinabove, shall cease and come to an end as of the date of such damage or destruction.

         (d) To the extent the Tenant's Building is rendered untenantable as a result of damage or destruction provided in subsections (a) and (b) hereinabove and this Lease is not terminated, there shall be an abatement or reduction in the Fixed Rent, due under this Lease, in proportion to the Floor Area of the Tenant's Building rendered untenantable, such abatement shall continue for the period commencing on the date of such destruction or damage and shall end with the earlier of (i) the completion by either party of such work of repair and/or restoration as either partyis obligated to do and the expiration of a period of ninety (90) days after completion of such work to enable Tenant to re-fixture the Tenant's Building and reopen for business; or (ii) the date Tenant reopens for business in the Tenant's Building, or any portion thereof, as the case may be. In the event of the termination of this Lease pursuant to this ARTICLE XIV, the Lease shall cease and come to an end as of the date of such damage or destruction with respect to the terminated portion of the Tenant's Building, as aforesaid. Any rent or other charges paid in advance by Tenant shall be promptly refunded by Landlord.

         (e) The terms "substantially damaged" and "substantial damage" as used in this ARTICLE XIV shall have reference to damage of such a character that the cost of restoration would exceed twenty-five percent (25%) of the cost of replacement of the Tenant's Building.

         (f) If more than -five percent (5%) of the Parking Area located within the Protected Area shall be damaged or destroyed by fire or other casualty at any time ,if Landlord elects not to repair or replace such Parking Area Tenant may terminate this Lease by giving written notice to Landlord of Tenant' selection so to terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction.

          (g) If Tenant is not required to repair or restore Tenant's Building as provided hereinabove, then Tenant shall, promptly raze Tenant's Building and clear the area of all debris and convert the area to Common Area as it was prior to the construction of Tenant's Building. In all events, Tenant shall, following such damage or destruction, promptly restore the Premises to a safe and secure condition.

                                   ARTICLE XV

                                 EMINENT DOMAIN

         SECTION 15.01. CONDEMNATION.

         (a) The term "Condemnation" means the taking or appropriation of any portion of the Center, other than temporary possession of six (6) months or less, pursuant to an exercise of the power of eminent domain or by inverse condemnation or any conveyance in lieu of condemnation under threat thereof to satisfy a grantee having the power of condemnation, or the requisitioning by military or other public authority for any purpose arising out of a temporary emergency or other temporary circumstances.

         (b) During the Lease Term, if, as a result of a Condemnation, any portion or interest in the Premises, or twenty percent (20%) or more of the parking spaces located within the "Protected Area" (as defined in Section 25.1(c)), within thirty (30) days following the date of such taking, Tenant may terminate this Lease upon written notice to Landlord and Tenant's obligation to pay rent and perform all obligations set forth in this Lease shall terminate on the date of taking, but Tenant's interest in the leasehold estate shall continue until the taking is completed by deed, contract or order of final condemnation and final award. Notwithstanding the foregoing, Tenant's election to terminate shall be null and void if Landlord shall elect by notice given to Tenant within thirty (30) days after receipt of Tenant's notice, to perform the obligations set forth in subparagraph (c) below.

         If the event of a Condemnation, excluding the Premises or the Protected Area, which Condemnation causes a material change in the Premises are operations directly attributable to such Condemnation, Tenant may terminate this Lease upon written notice to Landlord, such right of termination to be exercised by written notice to Landlord and be effective not earlier than 120 days subsequent thereto. In the event Landlord disagrees with Tenant regarding such termination, resolution of such dispute shall be determined by binding arbitration in accordance with Exhibit C.

         (c) In the event Tenant does not terminate this Lease, subject to Force Majeure, Landlord shall promptly and diligently restore, to the extent of available condemnation proceeds the parking spaces located within the Protected Area, to as near their condition as existed prior to such taking as is reasonably possible, and, during the course of such restoration, Tenant's obligation for Fixed Rent shall thereafter be abated in the event of a Condemnation of any portion of the Premises, in the amount of that fraction of Fixed Rent the numerator of which is the Floor Area taken, and the denominator of which is the Floor Area of the Premises prior to the Condemnation.

         (d) In the event Tenant does not terminate this Lease, Tenant shall promptly repair, restore and rebuild Tenant's Building to a condition, as nearly as practicable, to that which existed prior to the Condemnation, so as to effect thereby an architectural and operating unit similar to that which existed before the taking.

         (e) In the event of a Condemnation outside of the Premises, to the extent Tenant's business is materially interrupted as a result of such Condemnation, Fixed Rent will be abated as is fair and equitable under the circumstances.
         (f) If as a result of the Condemnation, the whole or any part of Tenant's Building shall be affected by such Condemnation, then Fixed Rent and any Additional Rent based on Floor Area shall be reduced proportionately in an amount which reflects the nature and extent of the injury to business conducted in Tenant's Building at the time of such Condemnation. Such reduction shall be calculated from the date of such Condemnation and shall continue until the restoration of Tenant's Building has been restored to an architectural and operating unit similar to that which existed before the Condemnation. In the event the Floor Area of Tenant's Building after such restoration has been reduced as a result of such Condemnation then Fixed Rent shall be proportionately reduced.

         (g) With respect to an award for damages as a result of Condemnation to any portion of the Center, including the Premises, such award shall be paid to Landlord, except Tenant may prosecute, if permitted by law, a claim independent of Landlord's for Tenant trade fixtures, furniture, equipment, merchandise and other personal property, the unamortized value of improvements, including the Tenant's Building, paid for solely by Tenant, damages for interruption or dislocation of business in the Premises, and moving and remodeling expenses, provided such claim shall have no adverse impact on any award to Landlord.

                                   ARTICLE XVI

                            BANKRUPTCY AND INSOLVENCY

         SECTION 16.01.  TENANT'S INTEREST NOT TRANSFERABLE.

         (a) Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Federal Bankruptcy Code.

         (b) In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state act or the Federal Bankruptcy Code or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability of Tenant to pay its debts as the same become due or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in such event, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided. Notwithstanding the foregoing, if Tenant shall continue to pay Fixed Rent and Additional Rent provided for in this Lease in a timely manner and shall cure such event within sixty (60) days after its occurrence, Landlord shall not terminate this Lease.

                  (1) Upon the filing of a petition by or against Tenant under the Federal Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of operations as provided in Article VII of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use or occupancy of Premises an amount equal to all Fixed Rent, Additional Rent and due in accordance with the terms of this Lease.

                  (2) No uncured default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                  (3) It is understood and agreed that this is a Lease of real property in a shopping center as such a lease is described in Section 365(b)(3) of the Federal Bankruptcy Code.

                  (4) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss including the payment of all attorneys' fees incurred by Landlord in connection with such proceedings as described in this
Article XVI, within not more than thirty (30) days of assumption and/or assignment; and (2) the deposit of an additional sum equal to three (3) monthly installments of Fixed Rent to be held as security pursuant to the terms of this Lease; and (3) the use of the Premises to continue pursuant to Section 7.01 of this Lease, and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale shall remain unchanged; and (4) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size, and financial ability to operate a retail establishment out of the Premises in the manner contemplated in this Lease, and the ability to meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (5) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (6) the Premises, at all times, shall remain a single store and no physical changes of any kind may be made to Premises unless in compliance with the applicable provisions of this Lease.

                                  ARTICLE XVII

                                     DEFAULT

         SECTION 17.01.  RIGHTS UPON DEFAULT.

         (a) Notwithstanding any provision herein to the contrary and irrespective of whether all or any rights conferred upon Landlord by this
Article XVII are expressly or by implication conferred upon Landlord elsewhere in this Lease, in the event of (i) any failure of Tenant to pay any Fixed Rent or Percentage Rent or any other charges or sums whatsoever due hereunder (including without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant's failure so to perform) for more than ten (10) days after written notice from Landlord to Tenant that such Fixed Rent or any other charges or sums whatsoever due hereunder were not received on the date required for payment pursuant to this Lease, or (ii) any default or failure by Tenant to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than twenty (20) days after written notice from Landlord to Tenant of such default unless such default cannot be cured within said twenty (20) days in which event Tenant shall have commenced to cure said default within twenty (20) days and shall proceed to cure the same with all reasonable dispatch and diligently pursue same to completion, or (iii) Tenant fails continuously to operate in the manner and during the hours established by Landlord pursuant to Section 7.02 hereof or for the use specified in the Section 7.01, writ of execution or similar writ or order, then Landlord, in addition to or in lieu of other rights or remedies it may have under this Lease or by law, shall have the right to (a) immediately terminate this Lease and Tenant's right to possession of the Premises by giving Tenant written notice that this Lease is terminated, in which event, upon such termination, Landlord shall have the right to recover from Tenant the sum of (1) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could be reasonably avoided; (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (5) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; or (b) have this Lease continue in effect for so long as Landlord does not terminate this Lease and Tenant's right to possession of the Premises, in which event Landlord shall have the right to enforce all of Landlord's rights and remedies under this Lease including the right to recover the Fixed Rent, Percentage Rent and other charges payable by Tenant under this Lease as they become due under this Lease, and Tenant shall have the right to sublet the Premises or (at Landlord's option) assign Tenant's interest in this Lease for a use permitted under this Lease to a party determined by Landlord to be of good moral character and sound financial responsibility; or (c) without terminating this Lease, Landlord may pay or discharge any breach or violation hereof which amount so expended shall be added to the next monthly incremental payment of Fixed Rent due and treated in the same manner as rental hereunder; or (d) without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable.

         (b) Upon such reletting all rental and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rental due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorney fees and of costs of such alterations and repairs; third, to the payment of Fixed Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Fixed Rent payable by Tenant hereunder, as the same may become due and payable hereunder. If such Fixed Rent and other sums received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rentals and sums shall be more, Tenant shall have no right to the excess. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, all of which amount shall be immediately due and payable from Tenant to Landlord. Landlord shall use its best efforts to mitigate its damages hereunder; however, the failure or refusal of Landlord to relet the Premises shall not affect Tenant's liability. The terms "entry" and "re-entry" are not limited to their technical meanings. If Tenant shall default hereunder prior to the date fixed as the Opening of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension provision or agreement by written notice. In the event of re-entry by Landlord, Landlord may remove all persons and property from the Premises and such property may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without notice or resort to legal process and without Landlord being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event Tenant shall not remove its property from the Premises within ten (10) days after Tenant has vacated the Premises, then such property shall be deemed abandoned by Tenant and Landlord may dispose of the same without liability to Tenant.

         (c) At any time that Tenant has either failed to pay Fixed Rent, or other charges within ten (10) days after the same shall be due or shall have delivered checks to Landlord for payments pursuant to this Lease which shall have on at least three (3) occasions during the Term of this Lease (whether consecutive or not or whether involving the same check or different checks) been returned by Landlord's bank for any reason, Landlord shall not be obligated to accept any payment from Tenant unless such payment is made by cashier's check or in bank certified funds.

         (d) For purposes of Section 17.01(a), "worth at the time of award" shall be computed by allowing interest at the "Interest Rate", as defined in
Section 26.08); the rental reserved in this Lease shall be deemed to be a monthly rental arrived at (i) by adding to the monthly installment of Fixed Rent payable under this Lease, plus (ii) one twelfth (1/12th) of the annual average of all Percentage and Additional Rent payable by Tenant hereunder (such as, by way of example, Tenant's share of Real Estate Taxes).

                                  ARTICLE XVIII

                        UNAVOIDABLE DELAYS, FORCE MAJEURE

         In the event either party hereto shall be delayed in the performance of any obligation of this Lease, other than economic obligations, by reasons of strikes, lockouts, labor troubles, inability to procure materials or reasons of a similar nature not the fault of the party delayed in performing work or doing acts required under the terms of the Lease (as the case may be, "Force Majeure"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article XVIII shall not operate to excuse Tenant from prompt payment of Fixed Rent or as to Landlord or Tenant from any other payments required by the terms of this Lease. It shall be a condition of Landlord and Tenant's right to claim an extension of time as a result hereof that the delayed party notify the other party in writing within ten (10) calendar days after the first occurrence of any such event, and the cause, specifying the nature thereof and the period of time contemplated or necessary for performance.

                                   ARTICLE XIX

                                     NOTICES

                  Any notice, demand, request, consent, approval or other communication ("Notice") which either party hereto is required or desires to give or make or communicate to the other hereunder shall be in writing and shall be given or made or communicated either by personal delivery, reputable overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, and addressed in the case of Landlord to:


                  c/o Westfield Corporation, Inc.
                  11601 Wilshire Boulevard, 12th Floor
                  Los Angeles, California90025-1748
                  Attention:  President

with a copy thereof to:

                  Westfield Corporation, Inc.
                  11601 Wilshire Boulevard, 12th Floor
                  Los Angeles, California 90025-1748
                  Attention: Office of Legal Counsel

and addressed in the case of Tenant to:

                  Chicago Pizza & Brewery, Inc.
                  3780 Kilroy Avenue Suite 200
                  Long Beach, California  90806
                  Attn: President

                  with a copy thereof to: Chicago Pizza & Brewery, Inc. 26131 Marguerite Pkwy, Suite A
                  Mission Viejo, California  92692
                  Attn: Chief Executive Officer

Subject to the right of either party to designate different addresses by giving notice as above provided. Any Notice hereunder shall be deemed to have been given, made or communicated, as the case may be, (i) on the date received or the date of the first attempted delivery thereof if the same was deposited in the United States mail as registered or certified matter, with postage fully prepaid, (ii) on the next business day, if delivered by reputable overnight courier service (private or public), or (iii) on the date of delivery, if by personal delivery. Notwithstanding anything herein to the contrary, neither party may designate an address for delivery of Notices which does not indicate a street address, which shall include a building name and/or number, street designation, city, state and zip code.

                                   ARTICLE XX

                                     ACCESS

         After the Opening Date, Landlord and its designees shall have the right to enter upon the Premises at reasonable hours accompanied by an employee of Tenant for any reasonable purpose upon reasonable advance notice to Tenant, including the inspection of the Premises, for the exhibition of prospective purchasers and/or mortgagees, or during the period commencing three hundred sixty five (365) days prior to the end of the Lease Term, for the purpose of exhibiting same to prospective tenants. Landlord and its designees shall use their best efforts to not interrupt Tenants business or interfere with Tenant's customers.

                                   ARTICLE XXI

                                   END OF TERM

         SECTION 21.01. REMOVAL BY TENANT. Upon the expiration or other termination of the Lease Term, Tenant shall peaceably and quietly quit and surrender the Premises, and together with all Alterations which are then part of the realty, broom clean, in good order and condition, reasonable wear and tear and the provisions of Articles XIV and XV excepted. Notwithstanding the foregoing to the contrary, Tenant's Personal Property, regardless of the manner or mode of attachment, including, but not limited to, display cases, counters, shelves, racks, and general restaurant fixtures, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term or within the period of ten (10) days after the expiration or sooner termination of this Lease. When Tenant vacates the Premises, Tenant shall not remove from the Premises the then existing HVAC equipment, plumbing fixtures, , hydraulic lifts or any other items (other than trade fixtures) deemed to be real estate by reason of affixation to improvements, except as Landlord and Tenant may mutually agree. Tenant shall promptly repair all damage to Premises caused by removal of any such Personal Property by Tenant or its subtenants or licensees. Any Personal Property remaining in the Premises after the expiration of such ten (10) day period shall be deemed abandoned and shall become the property of Landlord without payment therefor, unless Landlord shall have required removal by Tenant by notice given to Tenant not less than thirty (30) days prior to the expiration date.


                                  ARTICLE XXII

                           HOLDING OVER AND SUCCESSORS

         SECTION 22.01. HOLDING OVER. If bona fide negotiations have commenced between Landlord and Tenant for renewal of this Lease prior to the expiration of the Lease Term, any holding over after the expiration of the Lease Term with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions as herein specified so far as applicable. Any other holding over after expiration of the Lease Term without the consent of the Landlord, and after written demand from Landlord for surrender of the Premises, shall be construed to be a tenancy from month to month at one-twelfth (1/12th) of an amount equal to one hundred fifty percent (150%) of the Fixed Rent and Additional Rent required to be paid by Tenant for the last full Lease Year of the Lease Term, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Any holding over without Landlord's consent shall entitle Landlord to reenter the Premises as provided in Section
17.01 of this Lease

         SECTION 22.02. SUCCESSORS. All rights and liabilities herein given to, or imposed upon the parties to this Lease shall inure to and be imposed upon the respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved in advance by Landlord in writing or permitted by Section 8.01.

                                  ARTICLE XXIII

                                     BROKERS

         Landlord and Tenant each represent that it dealt with no broker or brokers or other person in connection with the negotiation, execution and delivery of this Lease, except for Ira Spilkey, whom Tenant has agreed to compensate per a separate agreement. Landlord and Tenant shall each defend, indemnify and hold the other harmless from and against any claims or demands for any other brokerage commissions, finder's fees and/or other compensation arising out of the acts or omissions of the indemnifying party.


                                  ARTICLE XXIV

                ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION

       SECTION 24.01. ESTOPPEL STATEMENT. Within ten (10) days after request therefor by either party. The requested party shall execute, in recordable form, and deliver to the requesting party a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the Commencement Date, the Rental Commencement Date and the expiration date of this Lease, (c) that Rental and all other charges hereunder are paid currently without any offset or defense thereto, (d) the amount of Rental and all other charges hereunder, if any, paid in advance, (e) whether this Lease has been modified and, if so, identifying the modifications, (f) that there are no uncured defaults by either party or stating in reasonable detail those claimed by Tenant (provided that, in fact, such details are accurate and ascertainable), and (g) such other matters as may be reasonably requested.. The requested parties failure or refusal to execute timely such statement shall constitute an acknowledgment that the statements contained in such statement are true and correct without exception, and may be relied upon.


         SECTION 24.02.  ATTORNMENT.
         In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage and/or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Center or any portion thereof containing the Premises, this Lease shall remain in full force and effect and Tenant hereby automatically attorns to the new owner. Tenant covenants and agrees, at such new owners request, to execute an instrument evidencing such attornment reasonably satisfactory to the new owner, recognizing the new owner as the landlord under this Lease. Tenant acknowledges that such new owner shall not be bound by (i) any prepayment of more than one (1) month's Rent (except rental deposit but only to the extent received by said successor) or (ii) any material amendment of the Lease made after the later of the Opening Date, or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment or (iii) any claims, offsets or defenses of Tenant arising prior to such attornment, except for those specifically provided in the Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Premises. At Tenant's request, the new owner shall acknowledge in writing that, subject to the provisions of this Section, Tenant's interest in the Premises and rights under this Lease shall not be disturbed so long as Tenant is not in default under the terms of this Lease beyond the time permitted to cure such default.


         SECTION 24.03. SUBORDINATION. Tenant further agrees this Lease shall be subject and subordinate to the lien and terms of any mortgage, deed of trust or any ground lease that is now or may hereafter be placed upon the Premises or the Center and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacement and extensions thereof. The foregoing shall be self-operative and no further instruments shall be required to effect such subordination of this Lease. Tenant also agrees that any mortgagee, beneficiary or ground lessor may elect to have this Lease constitute a prior lien to its mortgage, deed of trust or ground lease, and in the event of such election and upon notification by such mortgagee, beneficiary or ground lessor to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease. Tenant agrees that upon the demand of Landlord, or any mortgagee, beneficiary or ground lessor, Tenant shall, within ten (10) days of the receipt of said demand, execute whatever instruments may be required to carry out the intent of this
Section 24.03 in the form requested by Landlord or such mortgagee, beneficiary or ground lessor, including, without limitation, an appropriate recordable subordination agreement. In the event Tenant fails to execute such instruments within as set forth in this Section 24.03 ten (10) days after demand, Tenant does hereby irrevocably appoint Landlord as its attorney-in-fact and in its place and stead so to do.



         SECTION 24.04. NOTICE TO MORTGAGEE, BENEFICIARY OR GROUND LESSOR. If Tenant is given notice of the name and address of a mortgagee, beneficiary or ground lessor, then Tenant shall give written notice of any default by Landlord to such mortgagee, beneficiary or ground lessor specifying the default in reasonable detail. Tenant shall afford any such mortgagee, beneficiary or ground lessor the right to cure such default and if such mortgagee, beneficiary or ground lessor does perform on behalf of Landlord, such default shall be deemed cured.

                                   ARTICLE XXV

                          COMMON AREA AND PARKING AREA
                           OPERATIONS AND MAINTENANCE

         SECTION 25.01.  RIGHTS OF LANDLORD.

         (a) Landlord hereby: (i) reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on any building except the Premises within the Center, (ii) reserves the right at any time, and from time to time, to construct other buildings and improvements in the Center to enlarge or reduce the area of the Center and to make alterations therein or additions thereto, and to modify the existing layouts thereof, and to build adjoining thereto and to construct decks or elevated parking facilities, and to sell or lease any part of the land comprising the Center, for the construction thereon of a building or buildings to be occupied by one or more department stores which may or may not be part of the Center. Landlord reserves the right at any time to relocate, expand, reduce or eliminate Parking Areas and other Common Areas shown on Exhibit B. Landlord may at any time close any Common Area and Parking Area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking, to use areas for attendant or valet parking, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Landlord shall use commercially reasonable efforts to cause any construction work undertaken in the exercise of Landlord's rights under this Section to be performed in such manner as to minimize to the extent practicable the interruption of Tenant's business; and not to materially interfere with Tenant's use of Premises nor diminish access to Premises unless no reasonable alternative exists. If Tenant's use of the Premises is reduced during or as a result of any work performed pursuant to this section, Fixed Rent and Tenant's proportionate payment of Common Area Maintenance Costs and Expenses charges will be abated in a manner fair and equitable under the circumstances.


         (b) Landlord reserves the right, from time to time, to utilize portions of the Common Areas, for carnival-type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which in Landlord's judgment tend to attract the public. Further, Landlord reserves the right to utilize the lighting standards and other areas in the Parking Area for advertising purposes.

         Notwithstanding anything to the contrary herein, any act by Landlord pursuant to this section shall be; (a) done in good taste recognized in a first class center, (b) done using best efforts not to interrupt Tenants business or interfere with Tenant's customers and (c) not within the Protected Area.

         (c) Notwithstanding anything to the contrary contained herein, Landlord represents, warrants and covenants, that Landlord shall not without Tenant's written consent, which consent shall not be unreasonably withheld or delayed, erect any buildings, structures or building improvements or materially alter the layout and configuration of the parking areas, driveways, lighting, curb cuts and other Common Areas within the "Protected Area" as shown on Exhibit B, It would be reasonable for Tenant to withhold its consent to any of the foregoing, if Tenant reasonably believes same would have a material, adverse affect on conducting its business in the Premises.

         SECTION 25.02. OPERATION OF COMMON AREAS. Landlord shall, at its sole cost and expense, operate, maintain, repair and replace the Common Areas in accordance with the practices prevailing in regional shopping centers in the proximate geographical area as the Center. In this connection, Landlord shall clean and sweep the Common Areas, remove snow therefrom and treat ice thereon; maintain, service and clear the storm drainage systems, except those that are exclusive service the Premises; maintain and operate all utility services (including electricity and lighting) serving the Common Areas to the extent the same is not an obligation of public utility companies.

                      [THIS SECTION INTENTIONALLY DELETED]












                      [THIS SECTION INTENTIONALLY DELETED]

                                  ARTICLE XXVI

                                  MISCELLANEOUS

         SECTION 26.01. WAIVER; ELECTION OF REMEDIES. One or more waivers of any covenant or condition by any party hereto shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by any party hereto to or of any act by the other party requiring the other party's consent or approval shall not be deemed to render unnecessary such consent or approval to or of any subsequent similar act by the other party. No breach by any party hereto of a covenant or condition of this Lease shall be deemed to have been waived by the other party unless such waiver is in writing signed by the other party. The rights and remedies of the other party under this Lease or under any specific Section, subsection or clause hereof shall be cumulative and in addition to any and all other remedies which the other party has or may have elsewhere under this Lease or at law or equity, whether or not such Section, subsection or clause expressly so states.

         SECTION 26.02. ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between the parties other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. Landlord has made no representations or warranties regarding the profitability of the Premises or the Center, and Tenant has not entered into this Lease in reliance on any such representations, warranties or financial projections prepared or furnished to Tenant by Landlord.

         SECTION 26.03. INTERPRETATION; USE OF PRONOUNS; AUTHORITY. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint ventures between the parties hereto, it being understood and agreed that neither the method of computation of Fixed Rent nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. If this Lease is signed on behalf of a corporation, partnership or other entity, the signer is duly authorized to execute this Lease on behalf of such corporation, partnership or entity.

         SECTION 26.04. CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

         SECTION 26.05. RECORDING. Neither Landlord nor Tenant shall record this Lease; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of lease for the purposes of recordation. Said memorandum or short form of lease shall describe the parties, the Premises, the Lease Term, any subordination, any special provisions other than those pertaining to rent, and shall contain such additional information as may be required for recordation in the jurisdiction in which the Premises is located and shall incorporate this Lease by reference.

         SECTION 26.06. FURNISHING OF FINANCIAL STATEMENTS. Tenant has provided Landlord at or prior to the date of this Lease with statements reflecting its financial condition as of a date within the last twelve (12) months as an inducement to Landlord to enter into this Lease, and Tenant hereby represents and warrants that its financial condition has not materially changed since the date of those statements. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, but not more frequently than once in any Lease Year with financial statements reflecting Tenant's financial condition as of a date within twelve (12) months prior thereto. Landlord shall treat such financial statements and information provided to it confidentially, and shall not disclose them except to Landlord's lenders or otherwise as required by law.

         SECTION 26.07. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Center including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest shall be turned over, subject to such interest, to the then transferee; (b) notice of such sale, transfer or lease shall be given to Tenant as required by law; and (c) such transferee shall assume in writing the obligations of Landlord under this Lease. Upon the termination of any such Lease in a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. In addition to the provisions of this Section, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, only provided the then transferee assumes in writing all of Landlord's obligations under the Lease.

         SECTION 26.08. INTEREST ON PAST-DUE OBLIGATIONS. Any amount due from either party to the other under this Lease which is not paid within ten (10) days after written notice that such amount was not received when due (including, without limitation, amounts due as reimbursement for costs incurred in performing obligations of such party hereunder upon its failure to so perform) shall bear interest at the prime rate of Bank of America N.A. ("Interest Rate") from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         SECTION 26.09. LIABILITY OF LANDLORD. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Center and out of rents or other income from such property receivable by Landlord, any insurance proceeds receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Center.

         SECTION 26.10. ACCORD AND SATISFACTION. Payment by any party or receipt by the other party of a lesser amount than the rent or other charges herein stipulated shall be deemed to be on account of the earliest rent or other charges due from Tenant to Landlord. No endorsements or statement on any check or letter accompanying any check or payment as rent or other charges shall be deemed an accord and satisfaction, and any party may accept such check or payment without prejudice to its right to recover the balance of such rent or other charges or to pursue any other remedy provided in this Lease or by law.

         SECTION 26.11. EXECUTION OF LEASE; NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of an option for Tenant to lease, or otherwise create any interest by Tenant in the Center or any other premises in the Center. Execution of this Lease by Tenant and the return of same to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has executed and delivered this Lease to Tenant.

         SECTION 26.12. GOVERNING LAW. This Lease shall be governed by and construed in accordance with laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties, to the extent possible; in any event, all other provisions of this Lease shall be deemed valid and enforceable to the fullest extent.

         SECTION 26.13. SPECIFIC PERFORMANCE . Either of the parties hereto shall have the right to obtain specific performance of any and all covenants or obligations of the other under this Lease, and nothing contained in this Lease shall be construed as or shall have the effect of abridging such right.

         SECTION 26.14. SURVIVAL OF TENANT'S OBLIGATIONS. All obligations under this Lease which cannot be ascertained to have been fully performed prior to the end of the Lease Term shall survive the expiration or termination of this Lease, whichever occurs earlier.

         SECTION 26.15. CERTAIN RULES OF CONSTRUCTION. Notwithstanding the fact that certain references elsewhere in this Lease to acts required to be performed by either party hereunder, or to breaches or defaults of this Lease by either party, omit to state that such acts shall be performed at such party's sole cost and expense, or omit to state that such breaches or defaults are material, unless the context clearly implies to the contrary, each and every act to be performed or obligation to be fulfilled at such party's sole cost and expense, and all breaches or defaults by either party hereunder shall be deemed material. Tenant shall be fully responsible and liable for the observance and compliance by concessionaires, licensees, subtenants or assignees (the "Additional Parties") of and with all the terms and conditions of this Lease, which terms and conditions shall be applicable to the Additional Parties as fully as if they were the Tenant hereunder and failure by an Additional Party fully to observe and comply with the terms and conditions of this Lease shall constitute a default hereunder by Tenant. Nothing contained in the preceding sentence shall constitute a consent by Landlord to any concession, subletting or other arrangement proscribed by Article VIII.

         SECTION 26.16. HAZARDOUS MATERIALS. "Hazardous Materials" means any biologically or chemically active or other hazardous substances or materials in any manner regulated by Legal Requirement or Insurance Requirement, including without limitation, those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal
Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), and any applicable state or local laws and the regulations adopted under these acts. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials in any manner not sanctioned by law and the highest standards prevailing in the shopping center industry of the storage and use of such materials, nor allow to be brought into the Shopping Center any Hazardous Materials except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such materials provided, however, that such notice need not be given as to any Hazardous Materials normally used in the restaurant industry by operators or agents such as janitorial services, particularly restaurants similar to Tenants If any lender or governmental agency shall ever require testing of any materials to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement can be reasonably applied to Tenant's Work or other work or alterations Tenant performed on the Premises or the conduct of Tenant's business in the Premises. Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials contained on or within the Premises.
Tenant shall defend, indemnify, protect and hold harmless Landlord its affiliates, parent corporation, subsidiaries, partners, management company, successors and assigns, and the employees, agents, officers, directors of any of them from and against any and all Claims (including, without limitation, consultant, investigation and laboratory fees) directly or indirectly arising out of, or in any way related to (i) any breach by Tenant of any of the provisions of this Section; (ii) the presence, use, generation, transportation, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Materials which is at, in, on, under, about, from or affecting the Premises or the Shopping Center, to the extent proven to be caused by Tenant or any of its Permittees; (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Materials; (iv) any lawsuit brought or threatened, settlement reached, or governmental order or directive relating to such Hazardous Materials; or (v) any violation of any Environmental Law relating to such Hazardous Materials. To the best knowledge and belief of Landlord there is no Hazardous Materials contained on or under the Premises as of the date of execution of this Lease and, further, Landlord indemnifies, protects and holds harmless Tenant its parent, affiliates, subsidiaries, directors, officers, employees, agents, successors and assigns from and against any and all claims, directly or indirectly, arising out of, or related to contamination which occurred prior to, or subsequent to, Tenant's occupancy of the Premises. This Section 26.16 shall survive the expiration or earlier termination of the term of this Lease.

         SECTION 26.17. CONFIDENTIALITY. Any and all information contained in this Lease or provided to or by Tenant and/or Landlord by reason of the covenants and conditions of this Lease, economic or otherwise, shall remain confidential between Landlord and Tenant and shall not be divulged to third parties; provided, however either party shall be permitted to divulge the contents of this lease and of statements and reports derived and received in connection with the provisions of Article VIII or the provision of Article IV in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord's interest in the Center. This section shall not apply in connection with any administrative or judicial proceedings in which either party may be required to divulge such information.

         SECTION 26.18. ATTORNEY FEES. If at any time after the date that this Lease has been executed by Landlord and Tenant, either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorney fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

         Notwithstanding anything to the contrary contained herein, if Landlord is compelled to engage the services of attorneys (either outside counsel or in-house counsel) to enforce the provisions of this Lease, to the extent that Landlord incurs any cost or expense (including such reasonable attorney fees) in connection with such enforcement, including instituting, prosecuting or defending its rights in any action, proceeding or dispute by reason of any default by Tenant, or as otherwise set forth in this Section 26.18 or elsewhere in this Lease, the sum or sums so paid or billed to Landlord, together with all interest, costs and disbursements, shall be deemed Additional Rent and shall be due from Tenant immediately upon receipt of an invoice therefor following the occurrence of such expenses

       SECTION 26.19. REAL ESTATE INVESTMENT TRUST. If the ownership of the Center is in a Real Estate Investment Trust, then Landlord and Tenant agree that Fixed Rent and all Additional Rent paid to Landlord under this Lease (collectively referred to in this Section as "Rent") shall qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations promulgated thereunder (the "Regulations"). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in Revenue Rulings, be changed so that any Rent no longer qualifies as "rent from real property" for the purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, other than by reason of the application of
Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto, such Rent shall be adjusted so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

         SECTION 26.20. TENANT'S PERSONAL PROPERTY. Tenant shall have the right to finance and grant a security interest in Tenant's Personal Property. Landlord acknowledges that, notwithstanding any provision to the contrary contained in law or otherwise, it does not have any lien on Tenant's Personal Property. Landlord shall execute and deliver any and all documentation reasonably required by any lender thereof, including, without limitation, a waiver of any lien Landlord may have thereon, within fifteen (15) days after request therefor by Tenant or Tenant's lender.


                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant, personally or by their duly authorized agents have executed this Lease as of the day and year first above written.

Chicago Pizza & Brewery, Inc., a California    EASTLAND SHOPPING CENTER LLC, a
corporation                                    Delaware limited liability
                                               company

By:_____________________________               By:  Eastland Manager LLC, a
Its:____________________________               Delaware limited liability
                                               company, its managing member

                                               By:  Westfield America Investor
                                               L.P., a Delaware limited
                                               partnership, its sole member

                                               By:  Westfield America, Inc., a
                                               Missouri corporation, its general
                                               partner
                          TENANT
                                               By:_______________________
                                               Its:_______________________



                                               LANDLORD

                                    EXHIBIT A
                      LEGAL DESCRIPTION OF SHOPPING CENTER

                                    EXHIBIT B
                                    SITE PLAN

                                    EXHIBIT C

                                   ARBITRATION

         A. Any dispute that this Lease specifically makes subject to arbitration shall be resolved by arbitration under this Exhibit; however, nothing herein requires arbitration of any dispute arising under this Lease which is not specifically herein made subject to arbitration.

         B. If Landlord and Tenant cannot reach an agreement, after the exercise of their reasonable efforts, within thirty (30) days after notice of an arbitrable dispute is given by either party to the other party, then either Landlord or Tenant may at any time within ten (10) days after the end of said thirty (30) day period refer the dispute to arbitration by giving written notice of demand therefor to the other (the "Demand for Arbitration"), and the Landlord and Tenant agree to cooperate in obtaining such arbitration. The party demanding arbitration shall in its Demand for Arbitration designate one person, as hereinafter provided, to represent it as an arbitrator. Within ten (10) days after it has received such Demand for Arbitration, the other party shall, in its "Response", designate one person, as hereinafter provided, to represent it as an arbitrator. The arbitrators so appoint by landlord and Tenant shall within five
(5) business days after both have been designated, designate a third person as arbitrator. If the first two are unable to select third arbitrator, the third arbitrator shall be selected by the Chief Judge of the U.S. District Court of the District where the Center is located, upon application of either Landlord or Tenant. The three (3) arbitrators so selected shall constitute the "Board of Arbitration." Any person designated as an arbitrator shall be neutral and impartial and shall be knowledgeable and experienced in the matters sought to be arbitrated, but shall not then be, and shall not have been at any time in the employment of either Landlord or Tenant directly, indirectly or as an agent, except in connection with the arbitration then proceeding or any prior arbitration.

         C. The Demand for Arbitration, and the Response thereto, shall set forth with particularity the facts, circumstances, lease provisions and law each party in good faith deems relevant to its position on the disputed issue(s), as well as such party's statement and binding offer as to the reasonable, fair and proper settlement and resolution of such issue(s). The Board of Arbitration shall meet or otherwise confer as deemed necessary by the arbitrators to resolve the dispute and a decision of a majority of the arbitrators will be binding upon Landlord and Tenant. In making its final determination, the Board of Arbitration shall select the proposed settlement an resolution which most closely, in the opinion of the majority of the arbitrators, approximates the issue(s), and shall adopt such proffered resolution in its entirety without deviation therefrom or modification thereto. The decision of the Board of Arbitration shall be in writing, and shall be made as promptly as possibly after the designation of the last additional arbitrator, but in no event later than thirty (30) days from the date of the designation of the last additional arbitrator. A copy of the decision of the arbitrators shall be signed by at least a majority of the arbitrators and given to landlord and Tenant.

         D. All arbitration proceedings pursuant to this Section 27.21 shall be conducted in accordance with the rules of the American Arbitration Association relation to commercial arbitrations except to the extent such rules conflict with the provisions hereof. The arbitrators shall have no authority to pass upon the validity, enforceability or fairness of any provision of this Lease to any person or to any situation. No person other than Landlord and Tenant shall be a party to any arbitration proceeding without the consent of both Landlord and Tenant, which consents Landlord and Tenant each may grant or deny in its sole and absolute discretion. The arbitrators shall have no power to sub poena witnesses or to order discovery; and Landlord and Tenant shall be entitled to claim all privileges available to them in a judicial civil proceeding.

         E. For each arbitrable dispute the cost and expense of the arbitrators as well as all reasonable attorney's fees and costs of arbitration to the prevailing party, shall be paid by the non-prevailing party immediately upon rendition of the Board of Arbitration's written decision.




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                                    EXHIBIT D
                           ADDITIONAL INSURED ENTITIES


         Additional insured entities pursuant to the requirements outlined in the Lease to which this Exhibit is attached are as follows:


         1.       Eastland Shopping Center LLC.,
                  a Delaware limited liability company

         2.       Westfield America, Inc.,
                  a Missouri corporation

         3.       Westfield Corporation, Inc.,
                  a Delaware corporation

         4.       Westfield Services, Inc.,
                  a Delaware corporation

         5.       Westfield Management Company,
                  a California corporation


         The insurance certificate should be sent to:

                  General Manager
                  Eastland Center
                  112 Plaza Drive
                  West Covina, CA  91790



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                                    EXHIBIT E
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